EXHIBIT (I)

                               CONSENT OF COUNSEL
                      GAMCO International Growth Fund, Inc.
                 We hereby consent to being named in the Statement of Additional Information included in Post-Effective Amendment No. 17 (the "Amendment") to the Registration Statement on Form N-1A (Securities Act File No. 33-79994, Investment Company Act File No. 811-08560) of GAMCO International Growth Fund, Inc. (the "Fund") under the caption "Counsel" and to the Fund's filing a copy of this Consent as an exhibit to the Amendment.


                                               /S/ WILLKIE FARR & GALLAGHER LLP
                                                   Willkie Farr & Gallagher LLP


April 30, 2007
New York, New York
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